Exhibit 99.2

Beyond Li-ion™

SES Reports Third-Quarter 2022 Business and Financial Results

BOSTON, Mass. – November 9, 2022  – SES AI Corporation (NYSE: SES), headquartered in Boston, a global leader in the development and manufacturing of high-performance lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs) and other applications, today announced its business and financial results for the third-quarter ended September 30, 2022.

The company posted a letter to shareholders on its Investor Relations website from Founder and CEO Dr. Qichao Hu, and Chief Financial Officer, Jing Nealis, that provides a business update and details its third-quarter financial results.

“As a leader in Li-Metal battery cell development, our organization continues to evolve and innovate in order to meet all the challenges that come with manufacturing large format cells,” said Founder and CEO, Qichao Hu. “As a result of real-world experiences with large cells, we have started to take a fresh look at our supply chain and procurement strategies and have decided to take certain operations in-house to improve quality. If you don’t control the entire supply chain, it will be difficult to meet the full-blown specs from OEMs for A and B Samples.”

Webcast and Conference Call

SES will host a live conference call at 5:00 p.m. EDT that will be available through its Investor Relations website, investors.ses.ai. The following link can be used to register for the call: earnings call webcast.

The conference call can also be accessed live over the phone by dialing the following numbers:

United States (Toll Free):	1 (833) 927 1758
International:	1 (929) 526 1599
Access Code:	516557

A webcast replay of the conference call will be available approximately two hours after the event is over at investors.ses.ai/events-and-presentations.

About SES

SES is a global leader in development and production of high-performance Li-Metal rechargeable batteries for EVs and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and Seoul. To learn more about SES, please visit: ses.ai

SES may use its website as a distribution channel of material company information. Financial and other important information regarding SES is routinely posted on and accessible through the Company’s website at

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www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Investors: Eric Goldstein ericgoldstein@ses.ai
Media: Irene Lam ilam@ses.ai

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of SES. Although SES believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the following risks: changes in domestic and foreign business, market, financial, political and legal conditions, including but not limited to the ongoing conflict between Russia and Ukraine; risks relating to the uncertainty of the projected financial information with respect to SES; risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; the effects of competition on SES’s business; the ability of SES to issue equity or equity-linked securities or obtain debt financing in the future; the ability of SES to integrate its products into electric vehicles (“EVs”); the risk that delays in the pre-manufacturing development of SES’s battery cells could adversely affect SES’s business and prospects; potential supply chain difficulties; risks resulting from SES’s joint development agreements and other strategic alliances and investments; the quickly evolving battery market; SES’s ability to accurately estimate future supply and demand for its batteries; SES’s ability to develop new products on an ongoing basis in a timely manner; product liability and other potential litigation, regulation and legal compliance; SES’s ability to effectively manage its growth; SES’s ability to attract, train and retain highly skilled employees and key personnel; the willingness of vehicle operators and consumers to adopt EVs; developments in alternative technology or other fossil fuel alternatives; SES’s ability to meet certain motor

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vehicle standards; a potential shortage of metals required for manufacturing batteries; risks related to SES’s intellectual property; risks related to SES’s business operations outside the United States, including in China and South Korea; the uncertainty in global economic conditions and risks relating to health epidemics, including the COVID-19 pandemic and any operational interruptions; SES has identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls; compliance with certain health and safety laws; changes in U.S. and foreign tax laws; and the other risks described in “Part I, Item 1A. Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022 and other documents filed from time to time with the SEC. There may be additional risks that SES presently knows and/or believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing SES’s assessments as of any date subsequent to the date of this press release.

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